EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Cutera, Inc. a Delaware corporation, for the period ended December 31, 2017, as filed with the Securities and Exchange Commission, each of the undersigned officers of Cutera, Inc. certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his respective knowledge:

(1)	the annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of Cutera, Inc. for the periods presented therein.

Date: March 26, 2018	/s/ JAMES A. REINSTEIN
James A. Reinstein
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date: March 26, 2018	/s/ SANDRA A. GARDINER
Sandra A. Gardiner
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)